EXHIBIT 10.1

EIGHTH AMENDMENT TO

GROUP 1 AUTOMOTIVE, INC.

1998 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, GROUP 1 AUTOMOTIVE, INC. (the “Company”) has heretofore adopted the GROUP 1 AUTOMOTIVE, INC. 1998 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”);

WHEREAS, the Company desires to designate certain subsidiaries of the Company located in the United Kingdom as Participating Companies of the Plan; and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan is hereby amended as follows:

I.	Effective as of October 1, 2007:

1.        The phrase “Except as provided in subparagraph 10(b),” at the beginning of the first sentence of Section 10(a) of the Plan shall be deleted.

2.        Section 10(b) of the Plan shall be deleted.

3.        The attached Exhibit A shall be added as an appendix to the Plan.

II.	As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed this 8th day of August, 2007, effective for all purposes as provided above.

GROUP 1 AUTOMOTIVE, INC.

By:	/s/ Earl J. Hesterberg
	Name:	Earl J. Hesterberg
	Title:	Chief Executive Officer & President

EXHIBIT A

GROUP 1 AUTOMOTIVE, INC.

1998 EMPLOYEE STOCK PURCHASE PLAN

UNITED KINGDOM APPENDIX

(governing the grant of options to persons in the United Kingdom)

1.	This United Kingdom Appendix constitutes the United Kingdom section of the Group 1 Automotive, Inc. 1998 Employee Stock Purchase Plan and incorporates all the rules of the Plan subject to the modifications set out in this United Kingdom Appendix. All options granted to persons in the United Kingdom, and only such options, shall be subject to the provisions of this United Kingdom Appendix.

2.	Words and expressions defined in the Plan shall have the same meanings when used in this United Kingdom Appendix.

3.	The following two paragraphs shall be added to the end of Section 19(h) of the Plan:

“The Company or a Participating Company may, without the need for authority or consent, withhold any amount and make any arrangement it considers necessary to meet any liability of the participant to taxation or National Insurance (social security) in connection with the grant, exercise or cancellation of an option.

The participant may be required to agree to the transfer to him/her of any secondary National Insurance contributions for which the Company, a Participating Company or any other person (other than the participant) is liable for as a consequence of the grant exercise, release or assignment of an option.”